SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant under Rule 14a-12

DCP Holding Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Class A Redeemable Common Shares, no par value
Class B Redeemable Common Shares, no par value
Class C Redeemable Common Shares, no par value
Restricted Stock Units (“RSUs”) and phantom shares under the DCP Holding Company Deferred Compensation Plan and Management Incentive Plan)

	(2)	Aggregate number of securities to which transaction applies: 15,580 shares (which includes 3,014 RSUs and phantom shares)

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
$2,664 per share (purchase price per common share equivalent)

	(4)	Proposed maximum aggregate value of transaction: $41,500,000

	(5)	Total fee paid: $5,030
☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

1

Proxy must be signed and dated below.

DCP HOLDING COMPANY	PROXY

This proxy is solicited on behalf of the Board of Directors for the special meeting to be held on June 20, 2019.

The undersigned hereby appoints Jack Cook, Fred Peck and Molly Rogers, and each of them, attorneys and proxies of the undersigned with full power of substitution, to attend the special meeting of shareholders of DCP Holding Company to be held on June 20, 2019 at 6:30 P.M. Eastern Time, at the Sharonville Convention Center, 11355 Chester Road, Sharonville, Ohio or any adjournment of such special meeting, and to vote the number of Class A, Class B and Class C Common Shares which the undersigned would be entitled to vote and with all the power the undersigned would possess if personally present.

Receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated May 17, 2019 is hereby acknowledged.

Dated:	, 2019

Signature(s)

IMPORTANT: Please sign exactly as your name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all must sign.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the special meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

DCP Holding Company	Proxy

This proxy will be voted in accordance with specification made. If no choices are indicated, this proxy will be voted for Proposals 1, 2 and 3.

1.	Merger Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Advisory Vote on Merger-Related Compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Adjournment of Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

End of Document